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                       Securities and Exchange Commission
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 31, 1997


                              JUST LIKE HOME, INC.


             (Exact name of registrant as specified in its charter)


                  Florida
 (State or other jurisdiction of incorporation)            (Commission File No.)

                                                            0-25908
                             3647 Cortez Road West
                            Bradenton, Florida 34210
                    (Address of principal executive office)


       Registrant's telephone number, including area code: (941) 756-2555


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ITEM 5.  OTHER EVENTS

         As previously reported, March 18, 1997, Just Like Home, Inc. ("Registrant"), Just Like Home Acquisition Corporation, a Florida corporation ("Acquisition") which is a wholly owned subsidiary of Registrant, and Community Assisted Living Centers, Inc., a Florida corporation ("Community"), entered into an Agreement and Plan of Merger ("Merger Agreement") dated February 13, 1997 pursuant to which Community will merge with and into Acquisition (the "Merger"), and whereby Acquisition will be the surviving corporation and remain a wholly-owned subsidiary of the Registrant, subject to the terms and conditions of the Merger Agreement.

         On March 14, 1997, Registrant, Acquisition and Community entered into an amendment to the Merger Agreement, whereby the parties will have until March 31, 1997 to close the Merger anticipated by the Merger Agreement. The Amendment to the Merger Agreement also provided that as of Monday, March 17, 1997, Community took operational control of Registrant. Community will use its best efforts in operating the business and will make such changes as it deems necessary after consultation and approval of Registrant. In addition, Community has agreed to fund the operational needs of Registrant based upon Community's reasonable determination of the cash needs of the Registrant business between March 17, 1997 and the closing (excluding any capital expenditures or real estate taxes that may come due during that period).

         The Amendment to the Merger Agreement also extend Community's due diligence period until March 31, 1997.

         On March 31, 1997, Registrant, Acquisition and Community entered into a second amendment to the Merger Agreement, whereby the parties will have until April 4, 1997 to close the Merger anticipated by the Merger Agreement.

         The Amendment to the Merger Agreement also extend Community's due diligence period until April 4, 1997.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

         (c)   The following documents are filed herewith as exhibits:

                 99.1      Press Release

                 99.2      Amendment to Merger Agreement

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                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      JUST LIKE HOME, INC.



                                        /s/ Richard T. Conard, M.D.
                                      -----------------------------------
                                      Name:  Richard T. Conard, M.D.
                                      Title: Chairman of the Board




Dated:  March 31, 1997